Exhibit 99

FOR RELEASE –– OCTOBER 27, 2015

Corning Reports Third Quarter 2015 Results and Announces Strategic and Capital Allocation Framework Designed to Return More Than $10 Billion to Shareholders Through 2019

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) announced today a strategic and capital allocation framework designed to return more than $10 billion to shareholders through 2019, and also reported results for the third quarter ended Sept. 30, 2015.

Wendell P. Weeks, chairman, chief executive officer and president, said, “Corning is announcing a strategic and capital allocation plan that reflects the financial and operational strengths of our company, as well as our ongoing commitment to capital stewardship. Through 2019, we expect to deploy more than $20 billion by returning greater than $10 billion to shareholders, and by investing approximately $10 billion in opportunities to grow and sustain our leadership positions.”

As a first step to delivering the plan, Corning’s Board of Directors increased the company’s share repurchase authorization by $4 billion. The company also announced plans to commence a $1.25 billion accelerated share repurchase program during the fourth quarter. Additionally, the company anticipates increasing its dividend per common share by at least 10% annually through 2019.

Overview of Strategic and Capital Allocation Plan
Corning plans to deploy over $20 billion of capital through 2019 with the majority expected to come from operating cash flow. The strategic and capital allocation plan consists of two primary actions:

•
Return more than $10 billion to shareholders through share repurchases and increased dividends. As part of this plan, Corning intends to target an adjusted debt-to-EBITDA ratio of 2, and to reduce its global cash to approximately $2 billion.

•
Invest approximately $10 billion in Corning’s focused portfolio. Over the next four years, Corning will concentrate its RD&E investment, capital spending, and strategic M&A on a cohesive set of three core technologies, four manufacturing and engineering platforms, and five market-access platforms. Corning, already a leader in these areas, believes its focused-portfolio approach will allow it to generate substantial growth and returns for investors.

Corning will discuss its strategic and capital allocation plans as part of its third-quarter conference call at 8:30 a.m. (EDT) today, the details for which follow below.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2015 Results and Announces Strategic and Capital Allocation Framework Designed to Return More Than $10 Billion to Shareholders Through 2019
Page Two

Third-Quarter 2015 Performance
Corning reported core sales of $2.45 billion* and core earnings per share of $0.34*, compared with $2.58 billion* and $0.37 per share*, respectively, in the third quarter of 2014. Net sales (GAAP) for the third quarter were $2.27 billion and GAAP earnings per share were $0.15.

Third-Quarter 2015 Financial Comparisons
(In millions, except percentages and per-share amounts)

	Core Performance*
	Q3 2015	Q3 2014	% Change
Core Net Sales	$2,451	$2,583	(5%)
Core Earnings	$447	$527	(15%)
Core EPS	$0.34	$0.37	(8%)

	GAAP
	Q3 2015	Q3 2014	% Change
Net Sales	$2,272	$2,540	(11%)
Net Income	$212	$1,014	(79%)
EPS	$0.15	$0.72	(79%)
*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen foreign exchange rate, as well as other items that do not reflect ongoing operations of the company. See “Use of Non-GAAP Financial Measures” section of attached Form 8-K for details on core performance measures.

“The weakening global economy, particularly in China, and the stronger U.S. dollar impacted all of our businesses,” R. Tony Tripeny, senior vice president and chief financial officer, said. “We are pleased with the improving pricing environment for LCD glass, and the strong industry acceptance of Corning® Gorilla® Glass 4, which is growing faster than we anticipated.”

•
Display Technologies: Core sales in the third quarter were $936 million*, an 11% decrease from $1,053 million* in the comparable period a year ago. Sequential LCD glass volume declined slightly, and sequential LCD glass price declines remained moderate, as expected. Core earnings in the third quarter were $257 million*, a 15% decrease from $304 million* in the comparable period a year ago.

•
Optical Communications: Sales in the third quarter were $747 million, a 7% increase from $698 million for the comparable period a year ago. Core earnings in the third quarter were $71 million*, a slight increase from $70 million* in the comparable period a year ago.

•
Environmental Technologies: Sales in the third quarter were $257 million, a 9% decrease from $282 million in the comparable period a year ago. Core earnings in the third quarter were $38 million*, a 33% decrease from $57 million* in the comparable period a year ago.

•
Specialty Materials: Sales in the third quarter were $288 million, a 12% decrease from $327 million for the comparable period a year ago. Core earnings in the third quarter were $44 million*, a 17% decrease from $53 million* in the comparable period a year ago.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2015 Results and Announces Strategic and Capital Allocation Framework Designed to Return More Than $10 Billion to Shareholders Through 2019
Page Three

•
Life Sciences: Sales in the third quarter were $211 million, a 1% decrease from $214 million for the comparable period a year ago. Core earnings in the third quarter were $21 million*, a 5% decrease from $22 million* in the comparable period a year ago.

•	Core equity earnings from Dow Corning Corporation were $53 million*, a $15 million, or 22%, decrease from the comparable period a year ago.

Looking Forward
“We expect global economic headwinds to persist in the fourth quarter,” Tripeny said, “but we are encouraged by longer-term industry trends. We are pleased that the LCD glass pricing environment has been improving for more than a year, and we expect this to continue in the fourth quarter. Consumers want larger flat panel displays and TV screens, which should drive overall glass volume growth. Bandwidth demand continues to grow, enabling our Optical Communications segment to deliver an expected 10% sales increase this year.”

Corning provided the following expectations for its business segments in the fourth quarter of 2015:
•
Display Technologies: Corning expects its fourth-quarter LCD glass volume to be down slightly sequentially. Corning’s LCD glass price declines are expected to decline less in the fourth quarter than in the third quarter.

•	Optical Communications: Corning expects fourth-quarter sales to increase by a low-to-mid-single-digit percentage rate over its sales in the comparable period a year ago.

•	Specialty Materials: Fourth-quarter sales are expected to decline at a low-teens percentage rate on a year-over-year basis.

•	Environmental Technologies and Life Sciences: Sales of both business segments are expected to decline at a mid-single-digit percentage rate in the fourth quarter versus a year ago.

•	Core equity earnings from Dow Corning Corporation are expected to be approximately $80 million*.

Upcoming Investor Events
Corning plans to meet with investors in November and is scheduled to present at the UBS Global Technology and Services Conference on Nov. 17 in San Francisco and Credit Suisse Technology Conference in Scottsdale, Arizona, on Dec. 1.

Third-Quarter Conference Call Information
The company will host a third-quarter conference call at 8:30 a.m. (EDT) Tuesday, Oct. 27. To participate, please call toll free (800) 230-1085; or for international access call (612) 332-0107 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations, click on “Events” and follow the instructions. A replay will be available beginning at 11 a.m. (EDT) and will run through 5 p.m. (EST), Tuesday, Nov. 10. To listen, dial (800) 475-6701, or for international access dial (320) 365-3844. The access code is 370570. The webcast will be archived for one year following the call.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2015 Results and Announces Strategic and Capital Allocation Framework Designed to Return More Than $10 Billion to Shareholders Through 2019
Page Four

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking “Financial Reports” on the left. These reconciliations also accompany this news release.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Reports Third Quarter 2015 Results and Announces Strategic and Capital Allocation Framework Designed to Return More Than $10 Billion to Shareholders Through 2019
Page Five

Digital Media Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net sales	$2,272	$2,540	$6,880	$7,311
Cost of sales	1,380	1,451	4,084	4,255

Gross margin	892	1,089	2,796	3,056

Operating expenses:
Selling, general and administrative expenses	307	261	960	980
Research, development and engineering expenses	181	199	561	605
Amortization of purchased intangibles	12	9	40	25
Restructuring, impairment and other charges				51

Operating income	392	620	1,235	1,395

Equity in earnings of affiliated companies	39	95	195	243
Interest income	6	5	16	21
Interest expense	(38)	(31)	(101)	(91)
Transaction-related gain, net				74
Foreign currency hedge (loss) gain, net	(154)	765	52	622
Other expense, net	(27)	(45)	(80)	(33)

Income before income taxes	218	1,409	1,317	2,231
Provision for income taxes	(6)	(395)	(202)	(747)

Net income attributable to Corning Incorporated	$212	$1,014	$1,115	$1,484

Earnings per common share attributable to Corning Incorporated:
Basic	$0.16	$0.77	$0.84	$1.08
Diluted	$0.15	$0.72	$0.82	$1.03

Dividends declared per common share (1)	$0.12	$0.10	$0.24	$0.30

(1)	The first quarter 2015 dividend was declared on December 3, 2014.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,

	2015	2014	2015	2014

Net income attributable to Corning Incorporated	$212	$1,014	$1,115	$1,484

Foreign currency translation adjustments and other	(181)	(676)	(477)	(539)
Net unrealized (losses) gains on investments		(3)	1	1
Unamortized gains and prior service credits for postretirement benefit plans	6		12	3
Net unrealized (losses) gains on designated hedges	(37)	5	(32)	2
Other comprehensive loss, net of tax	(212)	(674)	(496)	(533)

Comprehensive income attributable to Corning Incorporated	$0	$340	$619	$951

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share amounts)

	September 30, 2015	December 31, 2014
Assets

Current assets:
Cash and cash equivalents	$4,440	$5,309
Short-term investments, at fair value	573	759
Total cash, cash equivalents and short-term investments	5,013	6,068
Trade accounts receivable, net of doubtful accounts and allowances	1,479	1,501
Inventories, net of inventory reserves	1,374	1,322
Deferred income taxes	315	248
Other current assets	1,072	1,099
Total current assets	9,253	10,238

Investments	1,826	1,801
Property, plant and equipment, net of accumulated depreciation	12,549	12,766
Goodwill, net	1,330	1,150
Other intangible assets, net	678	497
Deferred income taxes	1,711	1,889
Other assets	1,551	1,722

Total Assets	$28,898	$30,063

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$101	$36
Accounts payable	909	997
Other accrued liabilities	956	1,291
Total current liabilities	1,966	2,324

Long-term debt	3,915	3,227
Postretirement benefits other than pensions	782	814
Other liabilities	2,165	2,046
Total liabilities	8,828	8,411

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,680 million and 1,672 million	840	836
Additional paid-in capital – common stock	13,590	13,456
Retained earnings	13,769	13,021
Treasury stock, at cost; Shares held: 496 million and 398 million	(8,699)	(6,727)
Accumulated other comprehensive loss	(1,803)	(1,307)
Total Corning Incorporated shareholders’ equity	19,997	21,579
Noncontrolling interests	73	73
Total equity	20,070	21,652

Total Liabilities and Equity	$28,898	$30,063

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net income	$212	$1,014	$1,115	$1,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	280	294	842	877
Amortization of purchased intangibles	12	9	40	25
Restructuring, impairment and other charges				51
Stock compensation charges	11	19	36	47
Equity in earnings of affiliated companies	(39)	(95)	(195)	(243)
Dividends received from affiliated companies	48	32	143	1,673
Deferred tax expense provision	156	311	187	414
Restructuring payments	(15)	(13)	(38)	(30)
Employee benefit payments less than (in excess) of expense	13	23	5	(5)
Losses (gains) on foreign currency hedges related to translated earnings	149	(739)	(42)	(600)
Unrealized translation losses on transactions	67	299	303	239
Contingent consideration for fair value adjustment		(77)		(77)
Changes in certain working capital items:
Trade accounts receivable	77	(52)	52	(63)
Inventories	(6)	14	(60)	27
Other current assets	(104)	(11)	(204)	17
Accounts payable and other current liabilities	(103)	45	(294)	(339)
Other, net	(61)	44	(45)	100
Net cash provided by operating activities	697	1,117	1,845	3,597

Cash Flows from Investing Activities:
Capital expenditures	(298)	(262)	(939)	(740)
Acquisitions of business, net of cash (paid) received			(531)	66
Investment in unconsolidated entities			(33)	(109)
Proceeds from loan repayments from unconsolidated entities		4	6	15
Short-term investments – acquisitions	(289)	(367)	(859)	(1,170)
Short-term investments – liquidations	221	380	1,046	954
Realized gains on foreign currency hedges related to translated earnings	168	74	489	226
Other, net	(1)	1	(1)	5
Net cash used in investing activities	(199)	(170)	(822)	(753)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt		(8)		(50)
Principal payments under capital lease obligations			(1)	(1)
Proceeds from issuance of short-term debt		5	2	22
Proceeds from issuance of long-term debt			745
Proceeds from issuance of commercial paper		8		424
Proceeds from issuance of preferred stock (1)				400
Payments from settlement of interest rate swap agreements			(10)
Proceeds from the exercise of stock options	1	14	99	98
Repurchases of common stock for treasury	(812)	(224)	(1,905)	(2,300)
Dividends paid	(169)	(152)	(519)	(439)
Net cash used in financing activities	(980)	(357)	(1,589)	(1,846)
Effect of exchange rates on cash	(46)	(355)	(303)	(349)
Net (decrease) increase in cash and cash equivalents	(528)	235	(869)	649
Cash and cash equivalents at beginning of period	4,968	5,118	5,309	4,704

Cash and cash equivalents at end of period	$4,440	$5,353	$4,440	$5,353

(1)
In the first quarter of 2014, Corning issued 1,900 shares of Preferred Stock to Samsung Display Co., Ltd. in connection with the acquisition of their equity interests in Samsung Corning Precision Materials Co., Ltd.  Corning also issued to Samsung Display an additional 400 shares of Preferred Stock at closing, for an issue price of $400 million in cash.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of GAAP basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income attributable to Corning Incorporated	$212	$1,014	$1,115	$1,484
Less: Series A convertible preferred stock dividend	24	24	73	70
Net income available to common stockholders – basic	188	990	1,042	1,414
Add: Series A convertible preferred stock dividend (1)		24	73	70
Net income available to common stockholders - diluted	$188	$1,014	$1,115	$1,484

Weighted-average common shares outstanding - basic	1,210	1,284	1,241	1,315
Effect of dilutive securities:
Stock options and other dilutive securities	8	12	10	12
Series A convertible preferred stock		115	115	109
Weighted-average common shares outstanding - diluted	1,218	1,411	1,366	1,436
Basic earnings per common share	$0.16	$0.77	$0.84	$1.08
Diluted earnings per common share	$0.15	$0.72	$0.82	$1.03

(1)	In the three months ended September 30, 2015, the Series A convertible preferred stock was anti-dilutive and therefore excluded from the calculation of diluted earnings per share.

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Core earnings attributable to Corning Incorporated	$447	$527	$1,453	$1,437
Less: Series A convertible preferred stock dividend	24	24	73	70
Core earnings available to common stockholders - basic	423	503	1,380	1,367
Add: Series A convertible preferred stock dividend	24	24	73	70
Core earnings available to common stockholders - diluted	$447	$527	$1,453	$1,437

Weighted-average common shares outstanding - basic	1,210	1,284	1,241	1,315
Effect of dilutive securities:
Stock options and other dilutive securities	8	12	10	12
Series A convertible preferred stock	115	115	115	109
Weighted-average common shares outstanding - diluted	1,333	1,411	1,366	1,436
Core basic earnings per common share	$0.35	$0.39	$1.11	$1.04
Core diluted earnings per common share	$0.34	$0.37	$1.06	$1.00

© 2015 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES
In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and Korean won, and uses an internally derived management rate which is closely aligned to our foreign currency hedges.  In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

Net sales, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen and the Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management’s discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with GAAP.  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.  For a reconciliation of non-GAAP performance measures and a further discussion of the measures, please see “Reconciliation of Non-GAAP Measures” below.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.

Constant-won:  Following the acquisition of Samsung Corning Precision Materials and because a significant portion of Corning Precision Materials’ costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of 1,100, which is consistent with historical prior period averages of the won.

(2)	Foreign currency hedges related to translated earnings: We have excluded the impact of the gains and losses of our foreign currency hedges related to translated earnings for each period presented.
(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

© 2015 Corning Incorporated. All Rights Reserved.

(4)
Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets, as well as other non-operational tax-related adjustments.  This item also includes the income tax effects of adjusting from GAAP earnings to core earnings.

(5)
Litigation, regulatory and other legal matters:  Includes amounts related to the Pittsburgh Corning Corporation (PCC) asbestos litigation, adjustments to our estimated liability for environmental-related items and other legal matters.

(6)	Restructuring, impairment and other charges: This amount includes restructuring, impairment and other charges, as well as other expenses and disposal costs not classified as restructuring expense.
(7)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(8)
Impacts from the acquisition of Samsung Corning Precision Materials:  Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the acquisition, including post-combination expenses, fair value adjustments to the indemnity asset related to contingent consideration and the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2015
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended September 30, 2015
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported	$2,272	$39	$218	$212	2.8%	0.15
Constant-yen (1)	178	2	144	111		0.08
Constant-won (1)	1	(1)	(14)	(10)		(0.01)
Foreign currency hedges related to translated earnings (2)			149	94		0.07
Acquisition-related costs (3)			9	5
Discrete tax items and other tax-related adjustments (4)				14		0.01
Litigation, regulatory and other legal matters (5)			(9)	(6)
Restructuring, impairment and other charges (6)			1	1
Equity in earnings of affiliated companies (7)		18	18	16		0.01
Impacts from the acquisition of Samsung Corning Precision Materials (8)			13	10		0.01
Core performance measures	$2,451	$58	$529	$447	15.5%	0.34

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2014
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended September 30, 2014
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported	$2,540	$95	$1,409	$1,014	28.0%	0.72
Constant-yen (1) *	44		36	27		0.02
Constant-won (1)	(1)		17	12		0.01
Foreign currency hedges related to translated earnings (2)			(739)	(478)		(0.34)
Acquisition-related costs (3)			7	5
Discrete tax items and other tax-related adjustments (4)				13		0.01
Litigation, regulatory and other legal matters (5)			6	4
Restructuring, impairment and other charges (6)			7	7
Equity in earnings of affiliated companies (7)		(20)	(20)	(19)		(0.01)
Impacts from the acquisition of Samsung Corning Precision Materials (8)			(75)	(58)		(0.04)
Core performance measures	$2,583	$75	$648	$527	18.7%	0.37
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2015				Three months ended September 30, 2014
	Gross margin	Gross margin %	Selling, general and admin. expenses	Research development and engineering expenses	Gross margin	Gross margin %	Selling, general and admin. expenses	Research development and engineering expenses
As reported	$892	39%	$307	$181	$1,089	43%	$261	$199
Constant-yen (1) *	143		(1)		36
Constant-won (1)	(9)		(1)	1	13
Acquisition-related costs (3)			4
Litigation, regulatory and other legal matters (5)							(5)
Restructuring, impairment and other charges (6)					7
Impacts from the acquisition of Samsung Corning Precision Materials (8)							77

Core performance measures	$1,026	42%	$309	$182	$1,145	44%	$333	$199
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended September 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2015		Three months ended September 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported	$757	$255	$1,009	$387	(25)%	(34)%
Constant-yen (1) *	178	107	44	27
Constant-won (1)	1	(9)		12
Foreign currency hedges related to translated earnings (2)		(106)		(63)
Restructuring, impairment and other charges (6)				1
Impacts from the acquisition of Samsung Corning Precision Materials (8)		10		(60)

Core performance measures	$936	$257	$1,053	$304	(11)%	(15)%
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended September 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2015		Three months ended September 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported	$747	$70	$698	$68	7%	3%
Acquisition-related costs (3)		1		2

Core performance measures	$747	$71	$698	$70	7%	1%

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended September 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2015		Three months ended September 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported and Core performance measures	$257	$38	$282	$57	(9)%	(33)%

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended September 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2015		Three months ended September 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported	$288	$46	$327	$43	(12)%	7%
Constant-yen (1) *		(2)		(1)
Constant-won (1)		(1)
Foreign currency hedges related to translated earnings (2)				3
Restructuring, impairment and other charges (6)		1		8

Core performance measures	$288	$44	$327	$53	(12)%	(17)%
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended September 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2015		Three months ended September 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported	$211	$18	$214	$19	(1)%	(5)%
Acquisition-related costs (3)		3		3

Core performance measures	$211	$21	$214	$22	(1)%	(5)%

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Three Months Ended September 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2015	Three months ended September 30, 2014	% Increase/ decrease
As reported	$36	$88	(59)%
Equity in earnings of affiliated companies (7)	17	(20)

Core performance measures	$53	$68	(22)%

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended September 30, 2015 and 2014
(Unaudited; amounts in millions)

	Three months ended September 30, 2015	Three months ended September 30, 2014

Cash flows from operating activities	$697	$1,117

Cash flows from investing activities	(199)	(170)

Plus: Short-term investments – acquisitions	289	367

Less: Short-term investments – liquidations	(221)	(380)

Free cash flow	$566	$934

© 2015 Corning Incorporated. All Rights Reserved.